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                                                                   Exhibit 23.3

                      ACKNOWLEDGEMENT OF ERNST & YOUNG LLP


Shareholders and Board of Directors
F.N.B. Corporation

We are aware of the incorporation by reference in the Registration Statement (Form S-8) of F.N.B. Corporation for the registration of 149,009 shares of its common stock of our reports dated May 7, 2004, August 9, 2004 and November 9, 2004 relating to the unaudited consolidated interim financial statements of F.N.B. Corporation that are included in its Form 10-Q for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004.


/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
February 22, 2005